Exhibit 99.1
Investors & Reporters May Contact:
Karen Reid
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Announces
Record Third Quarter 2021 Financial Results

•Third quarter EPS of $7.54 per diluted share, up 52% over prior year EPS
•Third quarter adjusted EPS of $7.36 per diluted share (a non-GAAP measure), up 80% over prior year adjusted EPS
•Third quarter revenue increased 30% and gross profit increased 43% over prior year quarter
•Third quarter SG&A as a percentage of gross profit decreased 550 bps over prior year to 56.0%, while adjusted SG&A decreased 580 bps to 55.3%

DULUTH, GA, October 26, 2021 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., reported record net income for the third quarter 2021 of $147.0 million ($7.54 per diluted share). This result compares to net income of $96.2 million ($4.96 per diluted share) in the prior year quarter.

The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for our non-GAAP metrics included in the accompanying financial tables.

“This quarter, though the supply of new inventory remained constrained, our teams continued to excel and achieved record third quarter levels in revenue, operating margins, SG&A as a percentage of gross profit, net income, and EPS. We are trending well on our same store pillar of our five-year growth plan,” said David Hult, Asbury’s President and Chief Executive Officer. “In addition, on our M&A pillar, we announced the upcoming transformative acquisition of the Larry H. Miller Dealerships and Total Care Auto, Powered by Landcar, with annualized revenues of approximately $5.7 billion. Along with other acquisitions, both closed and under contract, of an additional $900 million, in 2021, we expect to close on acquisitions totaling $6.6 billion in annualized revenue. Overall, we are tracking to surpass our strategic five-year plan.”

The Company reported adjusted net income (a non-GAAP measure) for the third quarter 2021 of $143.6 million ($7.36 per diluted share) compared to $79.2 million ($4.08 per diluted share) in the prior year quarter.

Net income for the third quarter 2021 was adjusted for acquisition expenses of $3.5 million ($0.13 per diluted share) and gain on divestiture of $8.0 million ($0.31 per diluted share).

Net income for the third quarter 2020 was adjusted for a $24.7 million ($0.96 per diluted share) gain on a dealership divestiture, $1.3 million ($0.05 per diluted share) of acquisition related costs and a $0.7 million ($0.03 per diluted share) real estate related charge.

The Company reported total revenue for the third quarter of $2.4 billion, up 30% from the prior year period; total revenue on a same-store basis was up 16% from the prior year period.

Third Quarter 2021 Operational Summary

Total Company vs. 3rd Quarter 2020:
•Revenue increased 30%
•Gross profit increased 43%
•Gross margin increased 180 bps to 20%
•New vehicle unit volume increased 1%; new vehicle revenue increased 18%; gross profit increased 108%
•Used vehicle retail unit volume increased 36%; used vehicle retail revenue increased 62%; gross profit increased 59%
•Finance and insurance revenue and gross profit increased 24%
•Parts and service revenue and gross profit increased 25%; customer pay revenue and gross profit increased 30%
•Adjusted SG&A as a percentage of gross profit fell to 55.3%, a decrease of 580 bps
•Operating income increased 69%
•Operating margin increased 190 bps to 8.4%; adjusted operating margin increased 190 bps to 8.5%
•Adjusted EPS increased 80% to $7.36

Same store vs. 3rd Quarter 2020:

•Revenue increased 16%
•Gross profit increased 28%
•Gross margin increased 190 bps to 20.1%
•New vehicle unit volume decreased 7%; new vehicle revenue increased 5%; gross profit increased 83%
•Used vehicle retail unit volume increased 27%; used vehicle retail revenue increased 47%; gross profit increased 45%
•Finance and insurance revenue and gross profit increased 18%
•Parts and service revenue and gross profit increased 10%; customer pay gross profit increased 12%

Liquidity and Leverage

As of September 30, 2021, the company had approximately $780 million of liquidity (including cash of $331 million, floorplan offset accounts of $47 million, $190 million under our new floor plan facility that is able to be converted to our revolver, and availability under our used vehicle floorplan line and revolver of $209 million). The company’s adjusted net leverage ratio was 1.2x at quarter-end.

Earnings Call

Additional commentary regarding the third quarter results will be provided during the earnings conference call on Tuesday, October 26, 2021, at 10:00 a.m. ET. The conference call will be simulcast live on the internet and can be accessed by logging onto www.asburyauto.com/company/investor-relations. A replay will be available on this site for 30 days.

In addition, live audio of the call will be accessible to the public by calling (800) 353-6461 (domestic), or (334) 323-0501 (international); passcode – 5585333. Callers should dial in approximately 5 to 10 minutes before the call begins.

A conference call replay will be available two hours following the call for seven days and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode – 5585333.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a 5‑year plan to strategically increase revenue and profitability through organic and acquisitive growth as well as their innovative Clicklane digital car purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 92 dealerships, consisting of 115 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, prepaid maintenance, and credit life and disability insurance.

For additional information, visit www.asburyauto.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the expected benefits of Clicklane, and other initiatives and future business strategy, including the expected terms or timeline of currently anticipated or recently completed acquisitions or dispositions, such as the LHM acquisition, the anticipated cost savings, run-rate synergies, revenue enhancement strategies, operational improvements and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the impact of the ongoing COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents and the shortage of semiconductor chips, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, any event or circumstance that could give rise to the termination of the LHM acquisition, including the failure to obtain necessary manufacturer and regulatory approvals; the ability to consummate the LHM acquisition and other pending acquisitions on the terms or timeline currently contemplated or at all; the ability to successfully integrate the LHM business or other acquisitions in our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities; the effects of increased expenses or unanticipated liabilities incurred as a result of the LHM acquisition and other pending acquisitions; the disruption from the LHM acquisition and other acquisitions, making it more difficult to maintain relationships with customers or suppliers; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its five-year strategic plan, IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
REVENUE:
New vehicle	$1,129.5	$957.9	$171.6	18%
Used vehicle:
Retail	823.7	507.4	316.3	62%
Wholesale	55.3	62.1	(6.8)	(11)%
Total used vehicle	879.0	569.5	309.5	54%
Parts and service	297.1	237.2	59.9	25%
Finance and insurance, net	100.4	80.8	19.6	24%
TOTAL REVENUE	2,406.0	1,845.4	560.6	30%
GROSS PROFIT:
New vehicle	126.0	60.6	65.4	108%
Used vehicle:
Retail	68.7	43.3	25.4	59%
Wholesale	3.5	5.9	(2.4)	(41)%
Total used vehicle	72.2	49.2	23.0	47%
Parts and service	181.4	145.3	36.1	25%
Finance and insurance, net	100.4	80.8	19.6	24%
TOTAL GROSS PROFIT	480.0	335.9	144.1	43%
OPERATING EXPENSES:
Selling, general and administrative	268.7	206.5	62.2	30%
Depreciation and amortization	10.7	9.8	0.9	9%
Other operating (income) expense, net	(0.4)	0.5	(0.9)	(180)%
INCOME FROM OPERATIONS	201.0	119.1	81.9	69%
OTHER EXPENSES (INCOME):
Floor plan interest expense	1.5	3.0	(1.5)	(50)%
Other interest expense, net	14.8	12.9	1.9	15%
Gain on dealership divestitures, net	(8.0)	(24.7)	16.7	68%
Total other expenses (income), net	8.3	(8.8)	17.1	194%
INCOME BEFORE INCOME TAXES	192.7	127.9	64.8	51%
Income tax expense	45.7	31.7	14.0	44%
NET INCOME	$147.0	$96.2	$50.8	53%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$7.62	$5.01	$2.61	52%
Diluted—
Net income	$7.54	$4.96	$2.58	52%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.3	19.2	0.1
Restricted stock	0.1	0.1	—
Performance share units	0.1	0.1	—
Diluted	19.5	19.4	0.1

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	7,972	6,157	1,815	29%
Import	13,491	13,818	(327)	(2)%
Domestic	3,300	4,580	(1,280)	(28)%
Total new vehicle	24,763	24,555	208	1%
Used vehicle retail	27,761	20,464	7,297	36%
Used to new ratio	112.1%	83.3%	2,880 bps
Average selling price
New vehicle	$45,612	$39,010	$6,602	17%
Used vehicle retail	29,671	24,795	4,876	20%
Average gross profit per unit
New vehicle:
Luxury	$7,551	$4,613	$2,938	64%
Import	3,714	1,397	2,317	166%
Domestic	4,758	2,817	1,941	69%
Total new vehicle	5,088	2,468	2,620	106%
Used vehicle retail	2,475	2,116	359	17%
Finance and insurance, net	1,912	1,795	117	7%
Front end yield (1)	5,618	4,103	1,515	37%
Gross margin
New vehicle:
Luxury	11.8%	8.2%	360 bps
Import	10.9%	4.7%	620 bps
Domestic	9.7%	6.5%	320 bps
Total new vehicle	11.2%	6.3%	490 bps
Used vehicle retail	8.3%	8.5%	(20) bps
Parts and service	61.1%	61.3%	(20) bps
Total gross profit margin	20.0%	18.2%	180 bps
SG&A metrics
Rent expense	$8.3	$8.1	$0.2	2%
SG&A as a percentage of gross profit	56.0%	61.5%	(550) bps
SG&A, excluding rent expense as a percentage of gross profit	54.3%	59.1%	(480) bps
Adjusted SG&A as a percentage of gross profit	55.3%	61.1%	(580) bps
Operating metrics
Income from operations as a percentage of revenue	8.4%	6.5%	190 bps
Income from operations as a percentage of gross profit	41.9%	35.5%	640 bps
Adjusted income from operations as a percentage of revenue	8.5%	6.6%	190 bps
Adjusted income from operations as a percentage of gross profit	42.6%	36.1%	650 bps
Revenue mix
New vehicle	46.9%	51.9%
Used vehicle retail	34.3%	27.4%
Used vehicle wholesale	2.3%	3.4%
Parts and service	12.3%	12.9%
Finance and insurance	4.2%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	26.3%	18.0%
Used vehicle retail	14.3%	12.8%
Used vehicle wholesale	0.7%	1.8%
Parts and service	37.8%	43.3%
Finance and insurance	20.9%	24.1%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle:
Luxury	$371.3	$334.5	$36.8	11%
Import	452.1	413.9	38.2	9%
Domestic	162.4	192.6	(30.2)	(16)%
Total new vehicle	985.8	941.0	44.8	5%
Used Vehicle:
Retail	728.2	496.1	232.1	47%
Wholesale	38.4	61.4	(23.0)	(37)%
Total used vehicle	766.6	557.5	209.1	38%
Parts and service	256.0	232.5	23.5	10%
Finance and insurance	93.8	79.7	14.1	18%
Total revenue	$2,102.2	$1,810.7	$291.5	16%

Gross profit
New vehicle:
Luxury	$43.3	$27.3	$16.0	59%
Import	49.4	19.4	30.0	155%
Domestic	15.7	12.4	3.3	27%
Total new vehicle	108.4	59.1	49.3	83%
Used Vehicle:
Retail	61.1	42.2	18.9	45%
Wholesale	2.6	5.9	(3.3)	(56)%
Total used vehicle	63.7	48.1	15.6	32%
Parts and service:
Customer pay	92.5	82.3	10.2	12%
Warranty	19.7	25.0	(5.3)	(21)%
Wholesale parts	7.7	5.7	2.0	35%
Parts and service, excluding reconditioning and preparation	119.9	113.0	6.9	6%
Reconditioning and preparation	36.0	29.2	6.8	23%
Total parts and service	155.9	142.2	13.7	10%
Finance and insurance	93.8	79.7	14.1	18%
Total gross profit	$421.8	$329.1	$92.7	28%

SG&A expense	$239.6	$202.6	$37.0	18%
SG&A expense as a percentage of gross profit	56.8%	61.6%	(480) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	5,918	5,951	(33)	(1)%
Import	13,329	13,818	(489)	(4)%
Domestic	3,300	4,464	(1,164)	(26)%
Total new vehicle	22,547	24,233	(1,686)	(7)%
Used vehicle retail	25,442	20,050	5,392	27%
Used to new ratio	112.8%	82.7%	3,010 bps

Average selling price
New vehicle	$43,722	$38,831	$4,891	13%
Used vehicle retail	28,622	24,743	3,879	16%

Average gross profit per unit
New vehicle:
Luxury	$7,317	$4,587	$2,730	60%
Import	3,706	1,404	2,302	164%
Domestic	4,758	2,778	1,980	71%
Total new vehicle	4,808	2,439	2,369	97%
Used vehicle retail	2,402	2,105	297	14%
Finance and insurance, net	1,955	1,800	155	9%
Front end yield (1)	5,487	4,087	1,400	34%

Gross margin
New vehicle:
Luxury	11.7%	8.2%	350 bps
Import	10.9%	4.7%	620 bps
Domestic	9.7%	6.4%	330 bps
Total new vehicle	11.0%	6.3%	470 bps
Used vehicle retail	8.4%	8.5%	(10) bps
Parts and service:
Parts and service, excluding reconditioning and preparation	46.8%	48.6%	(180) bps
Parts and service, including reconditioning and preparation	60.9%	61.2%	(30) bps
Total gross profit margin	20.1%	18.2%	190 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
REVENUE:
New vehicle	$3,649.6	$2,541.8	$1,107.8	44%
Used vehicle:
Retail	2,190.6	1,366.0	824.6	60%
Wholesale	195.5	144.2	51.3	36%
Total used vehicle	2,386.1	1,510.2	875.9	58%
Parts and service	851.5	628.0	223.5	36%
Finance and insurance, net	295.7	217.8	77.9	36%
TOTAL REVENUE	7,182.9	4,897.8	2,285.1	47%
GROSS PROFIT:
New vehicle	325.6	135.6	190.0	140%
Used vehicle:
Retail	189.7	106.1	83.6	79%
Wholesale	21.8	10.9	10.9	100%
Total used vehicle	211.5	117.0	94.5	81%
Parts and service	527.1	380.7	146.4	38%
Finance and insurance, net	295.7	217.8	77.9	36%
TOTAL GROSS PROFIT	1,359.9	851.1	508.8	60%
OPERATING EXPENSES:
Selling, general and administrative	778.2	553.4	224.8	41%
Depreciation and amortization	30.6	29.0	1.6	6%
Franchise rights impairment	—	23.0	(23.0)	(100)%
Other operating (income) expense, net	(4.6)	9.4	(14.0)	(149)%
INCOME FROM OPERATIONS	555.7	236.3	319.4	135%
OTHER EXPENSES:
Floor plan interest expense	6.5	14.1	(7.6)	(54)%
Other interest expense, net	43.2	41.7	1.5	4%
Loss on extinguishment of long-term debt, net	—	20.6	(20.6)	(100)%
Gain on dealership divestitures, net	(8.0)	(58.4)	50.4	86%
Total other expenses, net	41.7	18.0	23.7	132%
INCOME BEFORE INCOME TAXES	514.0	218.3	295.7	135%
Income tax expense	122.1	53.0	69.1	130%
NET INCOME	$391.9	$165.3	$226.6	137%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$20.31	$8.61	$11.70	136%
Diluted—
Net income	$20.10	$8.56	$11.54	135%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.3	19.2	0.1
Restricted stock	0.1	—	0.1
Performance share units	0.1	0.1	—
Diluted	19.5	19.3	0.2

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	26,568	15,508	11,060	71%
Import	45,125	37,886	7,239	19%
Domestic	12,054	13,198	(1,144)	(9)%
Total new vehicle	83,747	66,592	17,155	26%
Used vehicle retail	78,136	59,151	18,985	32%
Used to new ratio	93.3%	88.8%	450 bps
Average selling price
New vehicle	$43,579	$38,170	$5,409	14%
Used vehicle retail	28,036	23,093	4,943	21%
Average gross profit per unit
New vehicle:
Luxury	$6,278	$4,004	$2,274	57%
Import	2,486	1,122	1,364	122%
Domestic	3,866	2,349	1,517	65%
Total new vehicle	3,888	2,036	1,852	91%
Used vehicle retail	2,428	1,794	634	35%
Finance and insurance, net	1,827	1,732	95	5%
Front end yield (1)	5,010	3,654	1,356	37%
Gross margin
New vehicle:
Luxury	10.2%	7.2%	300 bps
Import	7.7%	3.8%	390 bps
Domestic	8.3%	5.5%	280 bps
Total new vehicle	8.9%	5.3%	360 bps
Used vehicle retail	8.7%	7.8%	90 bps
Parts and service	61.9%	60.6%	130 bps
Total gross profit margin	18.9%	17.4%	150 bps
SG&A metrics
Rent expense	$28.7	$20.8	$7.9	38%
SG&A as a percentage of gross profit	57.2%	65.0%	(780) bps
SG&A, excluding rent expense as a percentage of gross profit	55.1%	62.6%	(750) bps
Adjusted SG&A as a percentage of gross profit	57.0%	64.9%	(790) bps
Operating metrics
Income from operations as a percentage of revenue	7.7%	4.8%	290 bps
Income from operations as a percentage of gross profit	40.9%	27.8%	1,310 bps
Adjusted income from operations as a percentage of revenue	7.7%	5.5%	220 bps
Adjusted income from operations as a percentage of gross profit	40.9%	31.8%	910 bps
Revenue mix
New vehicle	50.8%	51.9%
Used vehicle retail	30.5%	28.0%
Used vehicle wholesale	2.7%	2.9%
Parts and service	11.9%	12.8%
Finance and insurance	4.1%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	23.9%	15.9%
Used vehicle retail	14.0%	12.5%
Used vehicle wholesale	1.6%	1.3%
Parts and service	38.8%	44.7%
Finance and insurance	21.7%	25.6%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle:
Luxury	$1,064.8	$829.8	$235.0	28%
Import	1,443.6	1,098.3	345.3	31%
Domestic	556.0	532.7	23.3	4%
Total new vehicle	3,064.4	2,460.8	603.6	25%
Used Vehicle:
Retail	1,837.1	1,311.7	525.4	40%
Wholesale	127.9	140.4	(12.5)	(9)%
Total used vehicle	1,965.0	1,452.1	512.9	35%
Parts and service	700.0	607.9	92.1	15%
Finance and insurance, net	271.6	212.2	59.4	28%
Total revenue	$6,001.0	$4,733.0	$1,268.0	27%

Gross profit
New vehicle:
Luxury	$103.2	$59.3	$43.9	74%
Import	111.4	42.3	69.1	163%
Domestic	46.3	29.3	17.0	58%
Total new vehicle	260.9	130.9	130.0	99%
Used Vehicle:
Retail	162.1	102.7	59.4	58%
Wholesale	15.3	11.0	4.3	39%
Total used vehicle	177.4	113.7	63.7	56%
Parts and service:
Customer pay	252.5	209.4	43.1	21%
Warranty	57.9	63.3	(5.4)	(9)%
Wholesale parts	20.1	15.1	5.0	33%
Parts and service, excluding reconditioning and preparation	330.5	287.8	42.7	15%
Reconditioning and preparation	100.8	80.5	20.3	25%
Total parts and service	431.3	368.3	63.0	17%
Finance and insurance	271.6	212.2	59.4	28%
Total gross profit	$1,141.2	$825.1	$316.1	38%

SG&A expense	$664.7	$535.9	$128.8	24%
SG&A expense as a percentage of gross profit	58.2%	64.9%	(670) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	17,795	14,851	2,944	20%
Import	44,885	37,383	7,502	20%
Domestic	11,953	12,558	(605)	(5)%
Total new vehicle	74,633	64,792	9,841	15%
Used vehicle retail	69,250	56,884	12,366	22%
Used to new ratio	92.8%	87.8%	500 bps

Average selling price
New vehicle	$41,060	$37,980	$3,080	8%
Used vehicle retail	26,529	23,059	3,470	15%

Average gross profit per unit
New vehicle:
Luxury	$5,799	$3,993	$1,806	45%
Import	2,482	1,132	1,350	119%
Domestic	3,874	2,333	1,541	66%
Total new vehicle	3,496	2,020	1,476	73%
Used vehicle retail	2,341	1,805	536	30%
Finance and insurance, net	1,888	1,744	144	8%
Front end yield (1)	4,828	3,664	1,164	32%

Gross margin
New vehicle:
Luxury	9.7%	7.1%	260 bps
Import	7.7%	3.9%	380 bps
Domestic	8.3%	5.5%	280 bps
Total new vehicle	8.5%	5.3%	320 bps
Used vehicle retail	8.8%	7.8%	100 bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.2%	47.3%	(10) bps
Parts and service, including reconditioning and preparation	61.6%	60.6%	100 bps
Total gross profit margin	19.0%	17.4%	160 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	September 30, 2021	December 31, 2020	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$330.6	$1.4	$329.2	NM
New vehicle inventory	121.9	640.0	(518.1)	(81)%
Used vehicle inventory	236.4	188.5	47.9	25%
Parts inventory	55.5	46.7	8.8	19%
Total current assets	1,150.5	1,405.7	(255.2)	(18)%
Floor plan notes payable (a)	138.2	702.2	(564.0)	(80)%
Total current liabilities	659.2	1,223.4	(564.2)	(46)%
CAPITALIZATION:
Long-term debt (including current portion) (b)	$1,371.0	$1,201.8	$169.2	14%
Shareholders' equity	1,301.3	905.5	395.8	44%
Total	$2,672.3	$2,107.3	$565.0	27%
_____________________________
NM—Not Meaningful

(a) Net of $46.8 million and $85.4 million in our floor plan offset account as of September 30, 2021 and December 31, 2020, respectively.
(b) Excluding $8.9 million of Long-term debt classified as Liabilities associated with assets held for sale as of December 31, 2020.

	September 30, 2021	December 31, 2020	September 30, 2020
DAYS SUPPLY
New vehicle inventory	12	40	47
Used vehicle inventory	28	31	35
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand-

	For the Nine Months Ended September 30,
	2021	2020
Luxury:
Mercedes-Benz	11%	8%
Lexus	12%	8%
BMW	5%	6%
Acura	4%	4%
Range Rover	2%	2%
Audi	2%	2%
Porsche	2%	1%
Other luxury	7%	3%
Total luxury	45%	34%
Imports:
Honda	16%	18%
Toyota	12%	13%
Nissan	5%	6%
Other imports	7%	7%
Total imports	40%	44%
Domestic:
Ford	5%	9%
Chevrolet	4%	6%
Dodge	3%	4%
Other domestics	3%	3%
Total domestic	15%	22%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," " Adjusted operating margins," and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	September 30, 2021	June 30, 2021
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$1,371.0	$1,378.2
Debt included in Liabilities held for sale	—	2.3
Cash and floor plan offset	(377.4)	(177.3)
Availability under our used vehicle revolving floor plan facility	(160.0)	(160.0)
Adjusted long-term net debt	$833.6	$1,043.2

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$481.0	$430.1

Depreciation and amortization	40.1	39.2
Income tax expense	153.0	138.9
Swap and other interest expense	58.4	56.4
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$732.5	$664.6

Non-core items - expense (income):
Gain on dealership divestitures	$(36.6)	$(28.6)
Legal settlements	(3.5)	(3.5)
Gain on sale of real estate	(1.9)	(1.9)
Professional fees associated with acquisitions	4.8	1.3
Real estate-related charges	2.8	2.8
Total non-core items	(34.4)	(29.9)

Adjusted EBITDA	$698.1	$634.7

Adjusted net leverage ratio	1.2	1.6

	For the Three Months Ended September 30,
	2021	2020
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$201.0	$119.1
Professional fees associated with acquisitions	3.5	1.3
Real estate-related charges	—	0.7
Adjusted income from operations	$204.5	$121.1

Adjusted operating margin:
Adjusted income from operations	$204.5	$121.1
Total revenue	2,406.0	1,845.4
Adjusted operating margin	8.5%	6.6%

Adjusted net income:
Net income	$147.0	$96.2

Non-core items - (income) expense:
Gain on dealership divestiture	(8.0)	(24.7)
Real estate-related charges	—	0.7
Professional fees associated with acquisitions	3.5	1.3
Income tax effect on non-core items above	1.1	5.7
Total non-core items	(3.4)	(17.0)
Adjusted net income	$143.6	$79.2

Adjusted diluted earnings per share (EPS):
Diluted EPS	$7.54	$4.96

Total non-core items	(0.18)	(0.88)
Adjusted diluted EPS	$7.36	$4.08

Weighted average common shares outstanding - diluted	19.5	19.4

Adjusted Selling, general, and administrative expense:
Selling, general, and administrative expense	$268.7	$206.5
Professional fees associated with acquisitions	(3.5)	(1.3)
Adjusted Selling, general, and administrative expense:	$265.2	$205.2

	For the Nine Months Ended September 30,
	2021	2020
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$555.7	$236.3
Legal settlements	(3.5)	(2.1)
Gain on sale of real estate	(1.9)	(0.3)
Real estate related charges	2.1	0.7
Park Place related costs	—	11.6
Professional fees associated with acquisitions	3.5	1.3
Franchise rights impairment	—	23.0
Adjusted income from operations	$555.9	$270.5

Adjusted net income:
Net income	$391.9	$165.3

Non-core items - (income) expense:
Legal settlements	(3.5)	(2.1)
Gain on sale of real estate	(1.9)	(0.3)
Real estate related charges	2.1	0.7
Gain on dealership divestitures	(8.0)	(58.4)
Park Place related costs	—	11.6
Professional fees associated with acquisitions	3.5	1.3
Loss on extinguishment of debt	—	20.7
Franchise rights impairment	—	23.0
Income tax effect on non-core items above	1.9	0.9
Total non-core items	(5.9)	(2.6)
Adjusted net income	$386.0	$162.7

Adjusted diluted earnings per share (EPS):
Diluted EPS	$20.10	$8.56

Total non-core items	(0.31)	(0.13)
Adjusted diluted EPS	$19.79	$8.43

Weighted average common shares outstanding - diluted	19.5	19.3

Adjusted Selling, general, and administrative expense:
Selling, general, and administrative expense	$778.2	$553.4
Professional fees associated with acquisitions	(3.5)	(1.3)
Adjusted Selling, general, and administrative expense:	$774.7	$552.1